Exhibit 23.1

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	Ten Penn Center 1801 Market Street, Suite 1700 Philadelphia, PA 19103

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2018, relating to the consolidated financial statements and the effectiveness of Republic First Bancorp, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP
Philadelphia, Pennsylvania

November 8, 2018